UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2022

Mawson Infrastructure Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40849	88-0445167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Level 5, 97 Pacific Highway, North Sydney NSW Australia	2060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +61 2 8624 6130

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	MIGI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 23, 2022, in connection with the Customer Equipment and Co-Location Agreement (“Co-Location Agreement”) referred to below in Item 8.01, Celsius Mining LLC (“Celsius Mining”) loaned Luna Squares LLC (“Luna Squares”), a subsidiary of Mawson Infrastructure Group Inc. (“Mawson”), a principal amount of US$20,000,000 (“Principal”), for the purpose of funding the infrastructure required to meet the obligations of the Co-Location Agreement, for which Luna Squares issued a Secured Promissory Note (the “Promissory Note”) in the principal amount equal to the Principal. The Promissory Note accrues interest daily at rate of 12% per annum. Luna Squares is required to amortize the loan at a rate of 15% per quarter, with principal repayments beginning starting in the third quarter following the closing. The Promissory Note has a maturity date of August 23, 2023. In the event Luna Squares receives cash proceeds from certain sales of assets, Luna Squares would be required to direct such cash proceeds to Celsius Mining, which will applied to the outstanding principal and interest under the Promissory Note. The Promissory Note includes customary events of default and remedies.

In connection with the loan and issuance of the Promissory Note, Celsius Mining, Mawson, Luna Squares and Mawson’s subsidiary, Cosmos Infrastructure LLC (“Cosmos Infrastructure”), entered into a Guarantee and Security Agreement (“Security Agreement”) on customary and commercial terms, pursuant to which Luna Squares and Cosmos Infrastructure pledged certain assets as collateral for the loan and Mawson guaranteed to Celsius Mining the payment of all obligations arising from the Promissory Note.

Item 3.02. Unregistered Sales of Equity Securities.

On February 23, 2022, in connection with the Co-Location Agreement and the Promissory Note, a Warrant Agreement (the “Warrant Agreement”) was entered into by Celsius Mining and Mawson, whereby Mawson issued to Celsius Mining warrants to purchase up to 3,850,000 shares of common stock, par value $0.001 per share, of Mawson (“Common Stock”) at an exercise price of US$6.50 per share. The warrant may be exercised at any time after issuance and until the later to occur of the eighteen (18) month anniversary of issuance and the date on which the Promissory Note has been completely repaid. The issuance of the warrants was made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506 promulgated thereunder. A copy of Warrant Agreement is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

The descriptions of the Warrant Agreement is only a summary and is qualified in its entirety by reference to the full text of such document, which is filed as an exhibit to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 8.01. Other Events.

On March 1, 2022, Mawson issued a press release announcing Luna Squares entering into the Co-Location Agreement with Celsius Mining, which provides that Luna Squares will provide a hosting facility, electrical power and internet access to Celsius Mining for the purposes of installing, maintaining and operating Celsius Mining’s ASIC machines (cryptocurrency mining equipment) (“Celsius Equipment”), for a monthly services fee based on power consumption, plus an infrastructure fee, plus a market margin. Celsius Mining is responsible for insuring the Celsius Equipment. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Warrant Agreement between Mawson Infrastructure Group Inc and Celsius Mining LLC dated February 23, 2022
99.1	Press Release dated March 1, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Mawson cautions that statements in this report that are not a description of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words referencing future events or circumstances such as “expect,” “intend,” “plan,” “anticipate,” “believe,” and “will,” among others. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon Mawson’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. More detailed information about the risks and uncertainties affecting Mawson is contained under the heading “Risk Factors” included in Mawson’s Annual Report on Form 10-K filed with the SEC on March 1, 2021, Mawson’s Quarterly Report on Form 10-Q filed with the SEC on November 15, 2021, and in other filings that Mawson has made and may make with the SEC in the future. One should not place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Mawson undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mawson Infrastructure Group Inc.

Date: March 1, 2022	By:	/s/ James Manning
James Manning
Chief Executive Officer

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